UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 22, 2012

(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I.	0-25248	98-0619652
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Regatta Office Park

Windward Three, 4th Floor

West Bay Road, P.O. Box 1114

Grand Cayman, KY1-1102

Cayman Islands

(Address of Principal Executive Offices)

(345) 945-4277

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 22, 2012, Consolidated Water Co. Ltd. (the “Company”) held its Annual General Meeting of Shareholders, at which the following items were voted upon:

(1)	Election of Directors:

Nominee	For	Withhold Authority
Wilmer F. Pergande	6,835,924	507,228
David W. Sasnett	6,205,162	1,137,990
Leonard J. Sokolow	6,841,424	501,728
Raymond Whittaker	6,792,107	551,045

There were 4,188,860 broker non-votes in the election of directors.

(2)	An advisory vote on executive compensation:

For	Against	Abstain
4,693,073	2,446,647	203,432

There were 4,188,860 broker non-votes on this proposal.

(3)	To ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, at the remuneration to be determined by the Audit Committee of the Board of Directors:

For	Against	Abstain
11,399,390	93,185	39,437

There were no broker non-votes on this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

By:	/s/ David W. Sasnett
Name: Title:	David W. Sasnett Executive Vice President & Chief Financial Officer

Date: May 29, 2012